EXHIBIT 99.1

FOR IMMEDIATE RELEASE
TUESDAY, JUNE 7, 2005
Contact:
David J. Vander Zanden	Mary M. Kabacinski
President / CEO	EVP / CFO
920-882-5602	920-882-5852

W6316 Design Drive, Greenville, WI 54942

P.O. Box 1579, Appleton, WI 54912-1579

SCHOOL SPECIALTY REPORTS FISCAL 2005 RESULTS

HITS BILLION DOLLAR REVENUE TARGET

Greenville, WI, June 7, 2005—School Specialty (NASDAQ:SCHS), the leading education company providing supplemental learning products to the preK-12 market, today reported fiscal 2005 revenues of $1.0025 billion, a 10.5 percent increase over last year and net income of $43.0 million, a 5.4 percent increase over last year.

“We closed the year with strong revenue results,” said David Vander Zanden, President and Chief Executive Officer of School Specialty, Inc., “and are proud to have exceeded one billion dollars in revenue, a goal that we set several years ago when Dan Spalding was our CEO. Internal growth, which represents fiscal 2005 revenues compared to fiscal 2004 revenues as adjusted for the impact of acquisitions and divestitures prior to the date of the transactions, was 3.6 percent for the year and 5.9 percent for the fourth quarter. Our Traditional segment grew 3.7 percent in fiscal 2005. We are off to a good start to the fiscal 2006 season with a stronger state funding environment for our customers.”

Fiscal 2005’s Financial Performance

Revenues for fiscal 2005 were a record $1.0025 billion as compared with $907.5 million last year, representing growth of 10.5 percent. The increase in revenues was due to acquired businesses and internal growth in the traditional and specialty segments of 3.6 percent. Gross margin expanded 40 basis points to 41.7 percent from 41.3 percent last year. The increase in gross margin was driven by a continued increase in mix of high margin proprietary products, partially offset by a competitive pricing environment for non-proprietary products, particularly in the traditional segment during the second and third quarters of fiscal 2005.

Operating income year-to-date is up 1.2 percent or $1.0 million. Excluding restructuring charges of $5.1 million, operating income was $92.2 million as compared to $86.1 million last fiscal year, up $6.1 million or 7.1 percent. Selling, general and administrative expenses (“SG&A”) as a percent of revenues, excluding restructuring and non-recurring charges, was 32.5 percent as compared to 31.8 percent last year. The increase in SG&A as a percent of revenues was driven by an increase in sales by the specialty segment as a percentage of our overall revenue mix, including a higher SG&A structure for acquired businesses, as well as a $2.5 million increase in compliance costs related to the company’s initial implementation of Sarbanes-Oxley Section 404. Partially offsetting these increases is a reduction in warehouse and transportation costs as a percent of revenue.

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Net income was a record $43.0 million, an increase of 5.4 percent over last year’s $40.8 million. Net income, excluding the $5.1 million restructuring and non-recurring charges noted above and the $1.8 million premium and fees related to the redemption of convertible debt in the second quarter, was $47.3 million, a $6.5 million or 15.8 percent increase over the prior year. Diluted earnings per share was $1.88, a 3.1 percent decrease over the prior year of $1.94. Diluted earnings per share prior to the noted charges was $2.06, a 6.2 percent increase over the prior year.

Fourth Quarter Financial Performance

Net loss for the fourth quarter of fiscal 2005 was $8.4 million as compared to fiscal 2004’s fourth quarter net loss of $6.1 million. Revenues for the seasonally light quarter rose 8.5 percent to $175.2 million from $161.4 million in the fourth quarter last year. The growth in revenues was attributable to acquired businesses and to organic growth of 5.9 percent in the fourth quarter. Gross margin remained relatively consistent at 42.4 percent of revenues as compared to 42.5 percent of revenues in the fourth quarter of fiscal 2004. A traditional segment gross margin consistent with last year and a specialty segment gross margin off 80 basis points due to the liquidation of acquired, discontinued inventory were offset by the positive effect of a continued increase in mix of high margin proprietary products blending to consistent gross margin performance quarter over quarter.

Operating loss for the quarter was $10.0 million as compared to $5.1 million last year. Included in operating loss was $2.3 million of restructuring and non-recurring charges related to the closure of our Tempe, Arizona, facility and redundant warehouse costs associated with the start-up of our new distribution facility in Lancaster, Pennsylvania. SG&A as a percent of revenues, excluding the restructuring and non-recurring charges, was 46.8 percent as compared with 45.7 percent last year. The increase in SG&A as a percent of revenues was primarily driven by an increase in revenue mix attributable to sales by the specialty segment, which generally has higher marketing costs than the traditional segment, including a higher SG&A structure for acquired businesses, as well as an increase in compliance costs incurred during the fourth quarter related to the company’s initial implementation of Sarbanes-Oxley Section 404. These increases were partially offset by reduced warehouse and transportation expense, resulting from our supply chain optimization efforts.

Cash Flow

“Free cash flow for fiscal 2005 at $25.7 million is under our historic target of net income plus amortization,” said Mary Kabacinski, Chief Financial Officer of School Specialty, Inc. “The most significant unusual item is capital expenditures at $23.2 million, net of proceeds from dispositions. Average capital expenditures per year for us is $10.0 to $12.0 million. The excess capital expenditures relate to the conveyor, racking and equipment requirements of the new Lancaster distribution center and technology purchases to support our Sarbanes-Oxley compliance effort.”

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“Timing of cash flow related to the working capital accounts was affected by our 52/53-week year,” she added. “The extra week in our fiscal April 2005 created an increase in prepaid expenses, like rent, and a decline in accrued liabilities, like payroll and commission, which shifted cash expenditures into fiscal 2005.”

Outlook

“We continue to see evidence of an improving K-12 funding environment and are confirming our previous guidance for internal revenue growth of 4 to 7 percent for fiscal 2006 targeting revenues at $1.04 to $1.07 billion,” said Vander Zanden.

“We are pleased to share our plans to invest in two exciting education endeavors in fiscal 2006. In April we signed an agreement to market and distribute the AWARD Reading, Math and Professional Development programs developed by Wendy Pye, an internationally renowned reading expert responsible for the development of over 1,800 titles with over 190 million units sold worldwide,” he said. “We also plan to sponsor the first of its kind Educators’ Symposium, offering nationally recognized motivational speakers and education industry experts delivering professional development content to preK-12 educators across the country via satellite,” he added.

“In combination, we expect to invest $0.10 cents per diluted share in these fine education programs in fiscal 2006 with the first revenue recognition expected in fiscal 2007,” said Vander Zanden. “We now expect fiscal 2006 diluted earnings per share in the range of $2.35 to $2.60, a 14 to 26 percent increase over our fiscal 2005 results before restructuring and bond redemption charges.”

About School Specialty, Inc.

School Specialty is an education company that provides innovative and proprietary products, programs and services to help educators engage and inspire students of all ages and abilities.

Through each of our leading brands, we design, develop and provide preK-12 educators with the latest and very best resources in the areas of early childhood, arts education, reading and literacy, personal effectiveness and character education, coordinated school health, special learning needs, core academics, and career development as well as classroom essentials and learning environments.

Working in collaboration with educators, School Specialty reaches beyond the scope of textbooks to help teachers, guidance counselors and school administrators ensure that every student reaches his or her full potential.

For more information about School Specialty and each of our brands visit www.schoolspecialty.com.

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Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking,” including statements regarding future outlook and financial performance. Our actual results could differ materially from those anticipated in these forward-looking statements depending on various important factors. These important factors include those set forth in exhibit 99.2 of School Specialty’s Annual Report on Form 10-K for fiscal year 2004 and other documents filed with the Securities and Exchange Commission.

-Financial Tables Follow-

School Specialty, Inc.

Consolidated Statements of Operations

(In thousands, except per share amounts)

Unaudited

	Three Months Ended		Fiscal Year Ended
	April 30, 2005	April 24, 2004	April 30, 2005	April 24, 2004
Revenues	$175,170	$161,398	$1,002,507	$907,503
Cost of revenues	100,916	92,817	584,475	532,824

Gross profit	74,254	68,581	418,032	374,679
Selling, general and administrative expenses	81,908	73,717	325,802	288,560
Restructuring and non-recurring costs	2,346	—	5,111	—

Operating income (loss)	(10,000)	(5,136)	87,119	86,119
Interest expense and other	3,071	4,872	14,956	19,407
Premium paid and fees for convertible debt redemption	—	—	1,839	—

Income (loss) before provision for (benefit from) income taxes	(13,071)	(10,008)	70,324	66,712
Provision for (benefit from) income taxes	(4,720)	(3,888)	27,323	25,915

Net income (loss)	$(8,351)	$(6,120)	$43,001	$40,797

Weighted average shares outstanding:
Basic	22,816	19,012	21,612	18,828
Diluted	22,816	19,012	23,910	24,125
Per share amounts:
Basic	$(0.37)	$(0.32)	$1.99	$2.17
Diluted	$(0.37)	$(0.32)	$1.88	$1.94
Earnings before interest and other, taxes, depreciation, intangible amortization and premium paid and fee expense on convertible debt redemption (EBITDA) reconciliation:
Net income (loss)	$(8,351)	$(6,120)	$43,001	$40,797
Provision for (benefit from) income taxes	(4,720)	(3,888)	27,323	25,915
Interest expense and other	3,071	4,872	14,956	19,407
Depreciation and amortization expense	4,647	4,973	18,119	17,905
Premium paid and fees for convertible debt redemption	—	—	1,839	—

EBITDA	$(5,353)	$(163)	$105,238	$104,024

School Specialty, Inc.

Consolidated Condensed Balance Sheets

(In thousands)

Unaudited

	April 30, 2005	April 24, 2004
Assets
Cash and cash equivalents	$4,193	$2,369
Accounts receivable	60,374	52,995
Inventories	137,578	139,786
Prepaid expenses and other current assets	39,472	28,069
Deferred taxes	7,853	5,757

Total current assets	249,470	228,976
Property and equipment, net	73,264	65,294
Goodwill and other intangible assets, net	542,099	517,696
Other	19,772	20,641

Total assets	$884,605	$832,607

Liabilities and Shareholders’ Equity
Current maturities—long-term debt	$45,991	$524
Accounts payable	56,792	58,225
Other current liabilities	32,174	38,226

Total current liabilities	134,957	96,975
Long-term debt	149,680	314,104
Deferred taxes and other	55,423	42,553

Total liabilities	340,060	453,632
Shareholders’ equity	544,545	378,975

Total liabilities & shareholders’ equity	$884,605	$832,607

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School Specialty, Inc.

Consolidated Statements of Cash Flows

(In thousands)

Unaudited

	Fiscal Year Ended
	April 30, 2005	April 24, 2004
Cash flows from operating activities:
Net income	$43,001	$40,797
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization expense	18,119	17,905
Amortization of development costs	4,418	1,717
Amortization of debt fees and other	1,405	2,677
Deferred taxes	11,639	8,647
Loss on redemption of convertible debt	1,839	—
Loss (gain) on disposal of property and equipment	152	(15)
Restructuring and non-recurring costs, net of payments	1,582	(216)
Net (repayments) borrowings under accounts receivable securitization facility	(2,800)	4,000
Change in current assets and liabilities (net of assets acquired and liabilities assumed in business combinations):
Accounts receivable	(2,682)	4,601
Inventories	(890)	(5,068)
Deferred catalog costs	(2,254)	1,867
Prepaid expenses and other current assets	(8,314)	(2,828)
Accounts payable	(3,358)	(5,562)
Accrued liabilities	(9,826)	434

Net cash provided by operating activities	52,031	68,956

Cash flows from investing activities:
Cash paid in acquisitions, net of cash acquired	(19,219)	(89,273)
Additions to property and equipment	(23,376)	(8,974)
Investment in intangible and other assets	(1,710)	—
Investment in development costs	(5,835)	(4,726)
Proceeds from business dispostion	193	4,026
Proceeds from disposal of property and equipment	128	1,135

Net cash used in investing activities	(49,819)	(97,812)

Cash flows from financing activities:
Proceeds from bank borrowings	540,900	349,900
Repayment of debt and capital leases	(510,360)	(461,730)
Proceeds from convertible debt offering	—	133,000
Redemption of convertible debt	(34,843)	—
Premium paid on redemption of convertible debt	(1,195)	—
Payment of debt fees and other	(265)	(4,045)
Proceeds from exercise of stock options	5,375	11,711

Net cash (used in) provided by financing activities	(388)	28,836

Net increase (decrease) in cash and cash equivalents	1,824	(20)
Cash and cash equivalents, beginning of period	2,369	2,389

Cash and cash equivalents, end of period	$4,193	$2,369

Free cash flow reconciliation:
Net cash provided by operating activities	$52,031	$68,956
Additions to property and equipment	(23,376)	(8,974)
Investment in development costs	(5,835)	(4,726)
Proceeds from disposal of property and equipment	128	1,135
Net repayments (borrowings) under accounts receivable securitization facility	2,800	(4,000)

Free cash flow	$25,748	$52,391

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School Specialty, Inc.

Segment Analysis—Revenues and Gross Profit/Margin Analysis

4th Quarter, Fiscal 2005

(In thousands)

Unaudited

Segment Revenues and Gross Profit/Margin Analysis-QTD

					% of Revenues
	4Q05-QTD	4Q04-QTD	Change $	Change %	4Q05-QTD	4Q04-QTD
Revenues
Traditional	$80,489	$74,971	$5,518	7.4%	45.9%	46.5%
Specialty	100,041	90,053	9,988	11.1%	57.1%	55.8%
Corporate	106	—	106	100.0%	0.1%	0.0%
Intercompany Eliminations	(5,466)	(3,626)	(1,840)	50.7%	-3.1%	-2.3%

Total Revenues	$175,170	$161,398	$13,772	8.5%	100.0%	100.0%

					% of Gross Profit
	4Q05-QTD	4Q04-QTD	Change $	Change %	4Q05-QTD	4Q04-QTD
Gross Profit
Traditional	$28,436	$26,465	$1,971	7.4%	38.3%	38.6%
Specialty	46,943	42,935	4,008	9.3%	63.2%	62.6%
Corporate	106	—	106	100.0%	0.1%	0.0%
Intercompany Eliminations	(1,231)	(819)	(412)	50.3%	-1.6%	-1.2%

Total Gross Profit	$74,254	$68,581	$5,673	8.3%	100.0%	100.0%

Segment Gross Margin Summary-QTD

	4Q05-QTD	4Q04-QTD
Gross Margin
Traditional	35.3%	35.3%
Specialty	46.9%	47.7%
Corporate	100.0%	0.0%
Intercompany Eliminations	22.5%	22.6%
Total Gross Margin	42.4%	42.5%

Segment Revenues and Gross Profit/Margin Analysis-YTD

					% of Revenue
	4Q05-YTD	4Q04-YTD	Change $	Change %	4Q05-YTD	4Q04-YTD
Revenues
Traditional	$486,238	$468,667	$17,571	3.7%	48.5%	51.6%
Specialty	534,250	450,914	83,336	18.5%	53.3%	49.7%
Corporate	106	—	106	100.0%	0.0%	0.0%
Intercompany Eliminations	(18,087)	(12,078)	(6,009)	49.8%	-1.8%	-1.3%

Total Revenues	$1,002,507	$907,503	$95,004	10.5%	100.0%	100.0%

					% of Gross Profit
	4Q05-YTD	4Q04-YTD	Change $	Change %	4Q05-YTD	4Q04-YTD
Gross Profit
Traditional	$154,592	$155,987	$(1,395)	-0.9%	37.0%	41.6%
Specialty	266,180	221,199	44,981	20.3%	63.7%	59.0%
Corporate	106	—	106	100.0%	0.0%	0.0%
Intercompany Eliminations	(2,846)	(2,507)	(339)	13.5%	-0.7%	-0.6%

Total Gross Profit	$418,032	$374,679	$43,353	11.6%	100.0%	100.0%

Segment Gross Margin Summary-YTD

	4Q05-YTD	4Q04-YTD
Gross Margin
Traditional	31.8%	33.3%
Specialty	49.8%	49.1%
Corporate	100.0%	0.0%
Intercompany Eliminations	15.7%	20.8%
Total Gross Margin	41.7%	41.3%